                                                                      Exhibit 21





                              LIST OF SUBSIDIARIES

                                   ----------


                                                      Subsidiary Doing Business As
   Ownership Percentage    State of Incorporation          Comptek Research
---------------------------------------------------------------------------------------------------

       100%                       New York           Comptek Federal Systems, Inc.
       100%                       New York           Comptek Research International Corp.
       100%                       New York           Comptek Telecommunications, Inc.
       100%                     Pennsylvania         Industrial Systems Services, Inc.
